SETTLEMENT AGREEMENT

This Settlement Agreement is entered into this 29th day of July, 2009, by and between Georgia Natural Gas Company (“GNGC”) and Piedmont Energy Company (“PEC”) (GNGC and PEC being hereinafter referred to each as a “Party” and collectively as “the Parties”).

W I T N E S S E T H :

WHEREAS, PEC and GNGC are parties to that certain Amended and Restated Limited Liability Company Agreement of Southstar Energy Services LLC (“Southstar”) dated as of January 1, 2004, as amended by that certain First Amendment to Amended and Restated Limited Liability Company Agreement dated as of July 31, 2006, by that certain Second Amendment to Amended and Restated Limited Liability Company Agreement dated as of July 2, 2009, and by various Written Consents of the Executive Committee of Southstar (as amended, the “LLC Agreement”); and

WHEREAS, a dispute has arisen between GNGC and PEC with respect to the meaning and legal effect of the provisions of Section 12.3(b) of the LLC Agreement, which provides an option for the purchase by GNGC of PEC’s Company Interest in Southstar under certain terms and conditions; and

WHEREAS, PEC has brought suit in the Delaware Court of Chancery (the “Court”) a case styled Piedmont Energy Company v. Georgia Natural Gas Company, C.A. No. 4424-VCS (the “Litigation”) seeking a determination by the Court that the purchase option described in Section 12.3(b) of the LLC Agreement may be exercised only in certain limited circumstances and on certain dates; and

WHEREAS, GNGC contends and has filed an answer in the Litigation asserting that the purchase option provisions set forth in Section 12.3(b) of the LLC Agreement, once vested, are perpetual in nature and has asked the Court to so find; and

WHEREAS, the Parties have decided to dismiss jointly with prejudice the Litigation and settle their disputes on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the adequacy, sufficiency and receipt of which is hereby acknowledged, the Parties agree as follows:

1. Purchase of Company Interest and Adjustment to Allocable Shares and Company Interest. On and effective as of January 1, 2010, in exchange for the sum of $57,500,000 payable in cash by GNGC to PEC, (i) GNGC agrees to purchase from PEC, and PEC agrees to sell to GNGC, a portion of PEC’s current Company Interest in Southstar, such that following such sale, GNGC shall own an 85% Company Interest in Southstar and PEC shall own a 15% Company Interest in Southstar, and (ii) GNGC and PEC agree to adjust their respective Allocable Shares in Southstar such that GNGC shall have an 85% Allocable Share in Southstar and PEC shall have a 15% Allocable Share in Southstar. GNGC and PEC each agree to cause their respective representatives on the Executive Committee to approve such transactions. In furtherance of the foregoing, PEC shall execute the form of Assignment and Assumption of LLC Interests attached hereto as Exhibit A and by this reference made a part hereof (the “Assignment Agreement”).

2. LLC Agreement Amendment. In furtherance of the foregoing and for other purposes stated therein, the Parties agree to execute simultaneously herewith that certain Third Amendment to the LLC Agreement attached hereto as Exhibit B and by this reference made a part hereof (the “3rd Amendment”).

3. Dismissal of Pending Litigation and Costs. Upon the execution hereof, PEC and GNGC agree to execute and file with the Delaware Court of Chancery a joint stipulation of dismissal of the Litigation, or similar documents, needed to dismiss with prejudice the pending litigation between GNGC and PEC. Each Party shall be responsible for their respective fees and costs associated with the above-captioned proceeding.

4. Publication of Information Regarding Settlement. The Parties agree to work together in good faith to prepare mutually acceptable press releases (or a joint press release) regarding the fact of and terms of this Settlement Agreement and further agree to consult with the other Party prior to and regarding the content of any filings with the Securities & Exchange Commission describing or referencing the matters and transactions described herein.

5. Further Assurances. The Parties further agree to work together, in good faith, to develop and execute any other documents reasonably necessary to fully effectuate and implement the purchase, agreements, and conditions agreed to herein.

6. Entire Consideration and Agreement. This document sets forth the entire consideration for this Settlement Agreement, which consideration is contractual and not a mere recital. All agreements and understandings between the Parties are embodied and expressed herein. No modification of this Settlement Agreement shall be effective unless in writing and signed by each of the Parties hereto.

7. No Other Promises or Inducement. The undersigned Parties expressly warrant that no promise or inducement has been offered except as set forth herein. Excluding representations or statements made herein or in the exhibits attached hereto, this Settlement Agreement is executed without reliance upon any statement or representation of any person or party, or their representatives. Acceptance of the consideration set forth herein is in full accord and satisfaction of the claims and/or causes of action which are disputed or could have been disputed in the Litigation.

8. Benefit of Agreement. This Settlement Agreement shall inure to the benefit of and shall be binding upon the undersigned Parties and their respective successors, assigns, administrators, and trustees.

9. Authority. Each of the Parties represents and warrants that they have full requisite power and authority to execute this Settlement Agreement, including approval by the respective Boards of Directors of AGL Resources Inc. and Piedmont Natural Gas Company, Inc., and that the person signing this Settlement Agreement is authorized to bind the Party on whose behalf it is executed.

10. Delaware Law. This Settlement Agreement shall be construed under and governed by the laws of the state of Delaware without regard to the conflicts of laws provisions thereof.

11. Capitalized Terms. Any capitalized terms used but not defined herein shall have the meanings attributed to them in the LLC Agreement.

12. Counterparts. This Settlement Agreement may be executed in duplicate originals and/or multiple counterparts which collectively shall constitute an original. Counterparts may be executed by telefaxed or digital signature transmission with the originals forwarded to the attorneys for the respective Parties.

13. Effective Date. The effective date of this Settlement Agreement shall be the last day on which it has been executed by a Party.

14. Governmental Approvals. Notwithstanding the foregoing, the consummation of the provisions of Section 1 hereof is subject to the review, approval and consent of the Georgia Public Service Commission or such other governmental authorities having jurisdiction over Southstar, GNGC or PEC. GNGC and PEC each hereby agree to act in good faith and use all commercially reasonable efforts to consummate the purchase contemplated in Section 1 hereof, including the execution of the Assignment Agreement, the 3rd Amendment or such other documents and the taking of such actions necessary and reasonable to obtain any such consents. A failure to obtain the consent of the Georgia Public Service Commission shall cause this Agreement, the Assignment Agreement and the 3rd Amendment to be null and void.

[Signatures on next page]

IN WITNESS WHEREOF, the undersigned Officers of GNGC and PEC have caused this Settlement Agreement to be executed as of the date first written above.

GEORGIA NATURAL GAS COMPANY
By: /s Andrew W. Evans
Name: Andrew W. Evans
Title: EVP and CFO

PIEDMONT ENERGY COMPANY
By: /s Thomas E. Skains
Name: Thomas E. Skains
Title: Chairman and President